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                                                                       Exhibit 5
                                                                       ------- -



                                 Hale and Dorr
                                60 State Street
                          Boston, Massachusetts 02109




                               December 21, 1995


IGI, Inc.
Wheat Road & Lincoln Avenue
Buena, New Jersey  08310


              Re:  IGI, Inc.
                   IGI, Inc. 1991 Stock Option Plan
                   --------------------------------
Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 700,000 shares of the Common Stock, $.01 par value per share ("Shares"), of IGI, Inc., a Delaware corporation (the "Company"), issuable under the IGI, Inc. 1991 Stock Option Plan (the "Plan").

     We have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, the Company's Registration Statement on Form S-8 (File No. 33-63700) and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and that the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement.

                                            Very truly yours,



                                            HALE AND DORR